                                                                    EXHIBIT 10.1

                    SEPARATION AGREEMENT AND GENERAL RELEASE

         This Separation Agreement and General Release ("AGREEMENT") is entered into by and between MICHAEL W. MYERS ("MYERS") and BACK YARD BURGERS, INC. ("BYB") (collectively "Parties").

                                    RECITALS

         This AGREEMENT is made with reference to the following facts:

         A. WHEREAS, MYERS served in the position of President and Chief Operating Officer with BYB; and

         B. WHEREAS, all employment compensation and consideration for this Agreement concededly due to MYERS has been unconditionally paid; and

         C. WHEREAS, BYB is willing to provide MYERS with certain considerations described below, which it is not ordinarily required to provide, provided MYERS resigns from his employment with BYB and releases BYB from any claims MYERS might make arising out of his employment with BYB, and agrees to comply with the other promises and conditions set forth in this AGREEMENT.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree to be legally bound by the following terms and conditions, which constitute full settlement of any and all disputes between them:

         1. RECITALS: The Parties acknowledge that the "WHEREAS" clauses preceding paragraph 1 are true and correct, and are incorporated herein as material parts to this AGREEMENT.

         2. DEFINITIONS: Throughout this AGREEMENT, the term "BYB" shall include the following:

                  (A) BYB as well as any affiliated entity, related entity, or subsidiary entity of BYB; and

                  (B) Any officer, director, trustee, agent, employee, or insurer of an entity encompassed by subparagraph (A).

         3. PAYMENT AMOUNT: As consideration for signing this AGREEMENT and compliance with the promises made herein (including without limitation the provisions of paragraph 5 hereof), BYB agrees to pay to MYERS the aggregate sum of Eighty Thousand Dollars ($80,000), less all applicable Federal and State withholdings (the "Payment Amount"). The Payment Amount shall be paid by BYB to MYERS in six (6) equal monthly installments beginning on the eighth




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                  business day after the date of this AGREEMENT and continuing on the same date of the following five months.

                  BYB shall provide the consideration identified in this paragraph 3 after receiving an original of this AGREEMENT appropriately executed and dated by MYERS. This AGREEMENT shall not become effective, therefore, and none of the benefits set forth in this paragraph will become due or payable, until after the Effective Date of this AGREEMENT (the "Effective Date" defined as the first day after MYERS' seven
                  (7) day revocation period has ended and BYB has received from MYERS an original of this Agreement executed by MYERS).

         4. TERMINATION OF AMENDED AND RESTATED SEVERANCE AGREEMENT: As consideration for the sums paid to MYERS by BYB pursuant to Paragraph 3 herein, MYERS hereby terminates the Amended and Restated Severance Agreement entered into on October 11, 2004 between MYERS and BYB. MYERS hereby fully and completely releases BYB forever from any and all obligations imposed on BYB under the aforementioned Amended and Restated Severance Agreement.

         5. NON-COMPETE: As consideration for the payment by BYB to MYERS of an additional amount of Ten Thousand Dollars ($10,000), payable on the eighth business day after the date of this AGREEMENT, MYERS agrees that during the period that ends on the date that is one (1) year from the date hereof, MYERS will not, directly or indirectly:

                           (A) engage or participate in any way, as an owner,
                  officer, partner, member, employee, agent, independent contractor, board member or stockholder of any entity that is competitive with BYB (i.e., a fast casual/food restaurant whose principal business is the sale of hamburgers) where such entity is either headquartered in or has a majority of its business located anywhere within the metropolitan statistical areas (as defined by the Office of Management and Budget as of the date hereof) that include Memphis, Tennessee, and

                           (B) solicit or otherwise encourage any officer or
                  employee of BYB to terminate his or her employee relationship with BYB.

                  If the final judgment of a court of competent jurisdiction declares that any term or provision of this paragraph 5 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this AGREEMENT shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.


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

         6. RETURN OF PROPERTY: MYERS represents that he has (or will within three (3) days after executing this AGREEMENT) returned all equipment and property in his possession that belong to BYB or that relate or refer to BYB or its business, including all files and programs (hard copy, electronic or otherwise), all originals and copies of documents, notes, memoranda or any other materials that relate or refer to BYB or its business (hard copy, electronic or otherwise), and material that constitutes trade secrets or "Confidential Information" as defined in Paragraph 12 of this Agreement. In addition, MYERS acknowledges that BYB has the right to electronically examine all computer or telecommunications equipment that he may have used in the course of performing his job duties and delete any Confidential Information contained therein.

         7. CONSIDERATION: MYERS understands and agrees that he would not receive the monies and/or benefits specified in paragraphs 3 and 5 hereof, but for his execution of this AGREEMENT and the fulfillment of the promises contained herein.

         8. GENERAL RELEASE OF CLAIMS: In exchange for, and in consideration of, the payments, benefits, and other commitments described above, MYERS, for himself and for each of his heirs, executors, administrators, and assigns, hereby fully releases, acquits, and forever discharges BYB and each of any predecessors, successors and assigns, parent corporations, subsidiary corporations thereof, affiliated corporations, and the officers, directors, shareholders, partners, employees, attorneys and agents, past and present, of each of the aforesaid entities ("Related Persons") of and from any and all claims, liabilities, causes of action, demands to any rights, damages, costs, attorneys' fees, expenses, and compensation whatsoever, of whatever kind or nature, in law, equity or otherwise, whether known or unknown, vested or contingent, suspected or unsuspected, that MYERS may now have, has ever had, or hereafter may have relating directly or indirectly to MYERS' employment with BYB or the separation therefrom including, but not limited to, claims for wages, which, as set forth in "WHEREAS" clause "B" preceding paragraph 1 of this AGREEMENT, as well as paragraph 8 of this AGREEMENT, have been fully paid to MYERS prior to the execution of this AGREEMENT, or are fully paid by way of paragraph 3 of this AGREEMENT; back pay; front pay; reinstatement; damages; or benefits. MYERS also releases any and all claims he may have that arose prior to the date of this AGREEMENT, and hereby specifically waives and releases all claims, including, but not limited to, those arising under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991; the Equal Pay Act; the Americans With Disabilities Act of 1990; the Rehabilitation Act of 1973, as amended; Sections 1981 through 1988 of Title 42 of the United States Code, as amended; the Immigration Reform and Control Act, as amended; the Workers Adjustment and Retraining Notification Act, as amended; the Occupational Safety and Health Act, as amended; the Sarbanes-Oxley Act of 2002; the Consolidated Omnibus Budget Reconciliation Act (COBRA); the Family and Medical Leave Act; the Employee Retirement Income Security Act of 1974, as amended; the


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                  National Labor Relations Act; the Fair Labor Standards Act;
                  the Age Discrimination in Employment Act of 1967; and any and all state or local statutes, ordinances, or regulations, as well as all claims arising under federal, state, or local law involving any tort, employment contract (express or implied), public policy, wrongful discharge, whistleblower or any other claim.

                  This AGREEMENT shall not apply to rights or claims that may arise after the Effective Date of this AGREEMENT; nor shall any provision of this AGREEMENT be interpreted to waive, release, or extinguish any rights that -- by express and unequivocal terms of law -- may not under any circumstances be waived, released, or extinguished.

         9. TAX LIABILITY: MYERS understands that BYB shall issue an IRS Form 1099 for those portions of the payment specified in paragraphs 3 and 5 of this AGREEMENT that are not subject to withholding. In paying the amount specified in paragraphs 3 and 5, BYB makes no representation regarding the tax consequences or liability arising from said payment. MYERS understands and agrees that any and all tax liability that may be due or become due because of the payment referenced above is his sole responsibility, and that he will pay any such taxes that may be due or become due. BYB has no monetary liability or obligation regarding payment whatsoever (other than delivering a valid check in the sum referenced in paragraphs 3 and 5 of this AGREEMENT to MYERS). MYERS agrees to bear all tax consequences, if any, attendant upon the payment to him of the above-recited sums. MYERS further agrees to hold BYB harmless from and against any tax or tax withholdings claims, amounts, interest, penalties, fines or assessments brought or sought by any taxing authority or governmental agency with regard to the above recited sums. In the event BYB receives written notice that any claim or assessments for taxes, withholding obligations, penalties and/or interest arising out of this settlement are being or will be made against BYB, BYB shall promptly, after receipt of such written notice, notify MYERS in accordance with the notice terms provided by this AGREEMENT.

         10. AFFIRMATIONS: MYERS represents and affirms that he has no suits, claims, charges, complaints or demands of any kind whatsoever currently pending against BYB with any local, state, or federal court or any governmental, administrative, investigative, civil rights or other agency or board. MYERS further represents and affirms that, except for the fourth
                  (4th) quarter 2005 incentive bonus which will be calculated in the manner and per the criteria used to establish the first
                  (1st) second (2nd) and third (3rd) quarter bonuses, salary through the end of the February 26, 2006, certain reimbursable expenses including a life insurance payment, and payment for accrued yet unused vacation time as per the records of BYB, all of which BYB agrees to pay, he has been paid and/or received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits are due him, except as provided for in this AGREEMENT.



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

         11. CONFIDENTIALITY: MYERS agrees not to make any unauthorized use, publication, or disclosure of any confidential, proprietary and non-public information generated or acquired by MYERS during the course of his employment with BYB, including, but not limited to, any confidential, trade secret or non-public information ("Confidential Information"). MYERS understands that Confidential Information includes information not generally known by or available to the public about or belonging to BYB, or belonging to other companies to whom BYB may have an obligation to maintain information in confidence, and that authorization for disclosure may be obtained only through BYB's general counsel or designee.

         12. NO ASSIGNMENT: The Parties represent and warrant that no person other than the signatories hereto had or has any interest in the matters referred to in this AGREEMENT, that the Parties have the sole right and exclusive authority to execute this AGREEMENT, and that the Parties have not sold, assigned, transferred, conveyed, or otherwise disposed of any claim, demand or legal right that is the subject of this AGREEMENT.

         13. NON-DISPARAGEMENT: MYERS agrees that he will not provide information, issue statements, or take any action, directly or indirectly, that would cause BYB embarrassment or humiliation or otherwise cause or contribute to BYB being held in disrepute. BYB agrees that it will not provide information, issue statements, or take any action, directly or indirectly, that would cause MYERS embarrassment or humiliation or otherwise cause or contribute to MYERS being held in disrepute.

         14. NON-VOLUNTARY COOPERATION. Unless BYB is seeking MYERS' assistance or testimony, MYERS explicitly agrees not to assist or become involved with any litigation in which BYB is a defendant unless ordered by a court to do so. If ordered, MYERS explicitly agrees to provide reasonable notice of such order to BYB pursuant to this AGREEMENT and its notice provision.

         15. GOVERNING LAW AND JURISDICTION: This AGREEMENT shall be governed and conformed in accordance with the laws of the State of Tennessee without regard to its conflict of laws provision. In the event MYERS or BYB breaches any provision of this AGREEMENT, MYERS and BYB affirm that either may institute an action to specifically enforce any term or terms of this AGREEMENT.

         16. CONDITIONS: Should MYERS ever breach any provision or obligation under this AGREEMENT, MYERS explicitly agrees to pay all damages (including, but not limited to, litigation and/or defense costs, expenses, and reasonable attorneys'
                  fees) incurred by BYB as a result of MYERS' breach. Nothing in this paragraph shall, or is intended to, limit or restrict any other rights or remedies BYB may


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                  have by virtue of this AGREEMENT or otherwise. Should BYB ever breach any provision or obligation under this AGREEMENT, BYB explicitly agrees to pay all damages (including, but not limited to, litigation and/or defense costs, expenses, and reasonable attorneys' fees) incurred by MYERS as a result of BYB' breach. Nothing in this paragraph shall, or is intended to, limit or restrict any other remedies MYERS may have by virtue of this AGREEMENT or otherwise.

         17. NO ADMISSION OF LIABILITY: The parties agree that neither this AGREEMENT nor the furnishing of the consideration for this AGREEMENT shall be deemed or construed at anytime for any purpose as an admission by BYB or MYERS of any liability or unlawful conduct of any kind.

         18. HEADINGS: The headings of the provisions herein are intended for convenient reference only, and the same shall not be, nor be deemed to be, interpretative of the contents of such provision.

         19. MODIFICATION OF AGREEMENT: This AGREEMENT may not be amended, revoked, changed, or modified in any way, except in writing executed by all Parties. MYERS agrees not to make any claim at any time or place that this AGREEMENT has been verbally modified in any respect whatsoever. No waiver of any provision of this AGREEMENT will be valid unless it is in writing and signed by the party against whom such waiver is charged. The parties acknowledge that only Counsel for BYB has the authority to modify this AGREEMENT on behalf of BYB.

         20. INTERPRETATION: The language of all parts of this AGREEMENT shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the Parties. This AGREEMENT has been negotiated by and between attorneys for the Parties and shall not be construed against the "drafter" of the AGREEMENT. If any portion or provision of this AGREEMENT (including, without implication of limitation, any portion or provision of any section of this AGREEMENT) is determined to be illegal, invalid, or unenforceable by any court of competent jurisdiction and cannot be modified to be legal, valid, or enforceable, the remainder of this AGREEMENT shall not be affected by such determination and shall be valid and enforceable to the fullest extent permitted by law, and said illegal, invalid, or unenforceable portion or provision shall be deemed not to be a part of this AGREEMENT. To the extent any provision herein that relates to MYERS' release of claims under paragraph 8 above is deemed to be illegal, invalid, or unenforceable, BYB is not obligated to honor any of the terms set forth herein and MYERS shall return any amounts paid by BYB. In the event of a breach or threatened breach of any of the duties and obligations of MYERS under this AGREEMENT, BYB shall be entitled, in addition to any other legal or equitable remedies it may have in connection therewith (including any right to damages that BYB may suffer), to a temporary, preliminary, and/or permanent injunction restraining such breach or threatened breach.

         21. BINDING NATURE OF AGREEMENT: This AGREEMENT shall be binding upon each of the Parties and upon their respective heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of each party and to their respective heirs, administrators, representatives, executors, successors, and assigns.

         22. ENTIRE AGREEMENT: This AGREEMENT sets forth the entire AGREEMENT between the parties hereto, and fully supersedes any prior obligation of BYB to MYERS. MYERS acknowledges that he has not relied on any representations, promises, or agreements of any kind made to him in connection with his decision to accept this AGREEMENT, except for those set forth in this AGREEMENT.

         23. NOTICE REQUIREMENTS: Each notice ("Notice") provided for under this AGREEMENT, must comply with the requirements as set forth in this paragraph. Each Notice shall be in writing and sent by facsimile or depositing it with a nationally recognized overnight courier service that obtains receipts (such as Federal Express or UPS Next Day Air), addressed to the appropriate party (and marked to a particular individual's attention, if so indicated) as hereinafter provided. Each Notice shall be effective upon being so telecopied or deposited, but the time period in which a response to any notice must be given or any action taken with respect thereto shall commence to run from the date of receipt of the Notice by the addressee thereof, as evidenced by the return receipt. Rejection or other refusal by the addressee to accept or the inability to deliver because of a changed address of which no Notice was given shall be deemed to be the receipt of the Notice sent. Any party shall have the right from time to time to change the address or individual's attention to which notices to it shall be sent by giving to the other party at least ten (10) days prior Notice thereof. The Parties' addresses for providing Notices hereunder shall be as follows:

                  If to BYB:                  Back Yard Burgers, Inc.
                                              1657 Shelby Oaks Dr. N. Ste. 105
                                              Memphis, Tennessee 38134
                                              Attn: Chief Executive Officer

                  If to Myers:                Michael W. Myers
                                              9116 Grovelawn Cove East
                                              Germantown, TN 38139


         24. TIME TO SIGN AND RETURN AGREEMENT: MYERS acknowledges and agrees that he first received the original of this Agreement on or before February 23, 2006. MYERS also understands and agrees that he has been given at least 21 calendar days from the date he first received this Agreement to obtain the advice and counsel of the legal representative of his choice and to decide whether to sign it. MYERS acknowledges that he has been advised and has sought the advice of his



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                  own counsel. MYERS understands that he may sign the Agreement at any time on or before the expiration of this 21-day period. MYERS also understands that for seven calendar days after he signs this Agreement he has the right to revoke it, and that this Agreement will not become effective and enforceable until after the expiration of this seven-day period in which he did not exercise his right of revocation. MYERS specifically understands and agrees that any attempt by him to revoke this Agreement after the seven-day period has expired is, or will be, ineffective. MYERS represents and agrees that he has thoroughly discussed all aspects and effects of this Agreement with his attorney, that he has had a reasonable time to review the Agreement, that he fully understands all the provisions of the Agreement and that he is voluntarily entering into this Agreement.

         25. SELECTIVE ENFORCEMENT: The Parties agree that the failure of any party to enforce or exercise any right, condition, term, or provision of this AGREEMENT shall not be construed as or deemed a relinquishment or waiver thereof, and the same shall continue in full force and effect.

MYERS IS HEREBY ADVISED THAT HE HAS A REASONABLE PERIOD OF TIME TO REVIEW AND CONSIDER THIS AGREEMENT AND IS HEREBY ADVISED THAT HE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO THE EXECUTION OF THIS AGREEMENT.

HAVING ELECTED TO EXECUTE THIS AGREEMENT, TO FULFILL THE PROMISES AND TO RECEIVE THE SUMS AND BENEFITS IN PARAGRAPHS 3 AND 5 ABOVE, MYERS FREELY, VOLUNTARILY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE, AND RELEASE ALL CLAIMS HE HAS OR MIGHT HAVE AGAINST BYB.











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


ACCEPTED AND AGREED:


By:      /s/ MICHAEL W. MYERS
         ---------------------------
         MICHAEL W. MYERS


                  2/26/2006
         ---------------------------
                  Date



STATE OF TENNESSEE         )
                           )
COUNTY OF SHELBY           )

         BEFORE ME, the undersigned authority on this 26 day of Feb. 2006, personally appeared MICHAEL W. MYERS, known to me to be the person whose name is subscribed to the foregoing instrument and signed in my presence and swore upon oath this AGREEMENT was executed for the purposes and consideration therein expressed.

         SUBSCRIBED AND SWORN TO BEFORE ME on this 26 day of Feb. 2006, to certify which witness my hand and seal of office.

                                       /s/ MARTHA D. TAYLOR
                                       ---------------------------------------
                                       NOTARY PUBLIC

                                       Martha D. Taylor
                                       ---------------------------------------
                                       (Printed Name of Notary)

My Commission Expires:

6-7-2006
----------------------

ACCEPTED AND AGREED:

BACK YARD BURGERS


By:      /s/ Lattimore M. Michael
         ---------------------------
         Lattimore M. Michael

              February 27, 2006
         ---------------------------
              Date



STATE OF TENNESSEE         )
                           )
COUNTY OF SHELBY           )

         BEFORE ME, the undersigned authority on this _____ day of _________ 2006, personally appeared Lattimore M. Michael, known to me to be the person whose name is subscribed to the foregoing instrument and signed in my presence and swore upon oath this AGREEMENT was executed for the purposes and consideration therein expressed.

         SUBSCRIBED AND SWORN TO BEFORE ME on this _____ day of ________ 2006, to certify which witness my hand and seal of office.

                                                     ----------------------
                                                     NOTARY PUBLIC

                                                     ----------------------
                                                     (Printed Name of Notary)

My Commission Expires:

--------------------







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